Exhibit 99.1

Mr. Cooper Group Reports Fourth Quarter 2020 Financial Results

  Reported $191 million net income or $2.00 per diluted share
  Generated strong pretax operating income of $329 million, equivalent to a ROTCE of 44.1%
  Tangible book value per share increased to $26.27 from $23.95 in the prior quarter
  Originations segment generated pretax income of $435 million on record funded volume of $24.5 billion, up 57% quarter-over-quarter
  Servicing portfolio grew 7% quarter-over-quarter to $626 billion
  Redeemed $750 million of senior notes with $100 million cash and issued $650 million in new notes at 5.125%, extending liquidity runway to 6 years
  Repurchased 1.4 million shares of common stock for $34 million
  Quarter-end unrestricted cash of $695 million

DALLAS--(BUSINESS WIRE)--February 23, 2021--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported a fourth quarter net income of $191 million or $2.00 per diluted share. Net income included a negative $6 million in mark-to-market, and $85 million expense on redemption of unsecured senior notes (debt breakage costs). Excluding the mark-to-market, fair value amortization of $26 million, debt breakage costs, and other items, the Company reported pretax operating income of $329 million. Other items were $5 million in severance charges related to corporate actions, $5 million in business shutdown costs, and $7 million of intangible amortization.

Chairman and CEO Jay Bray commented, “Strong results in the fourth quarter capped an outstanding year for Mr. Cooper. Despite all the challenges and uncertainties, we never wavered from our focus on the customer, whether it was helping people enter and exit forbearance or save money by refinancing. We enter 2021 with a strong operating and financial momentum, extremely talented and dedicated teammates, and unmatched technology and operational capacity.”

Chris Marshall, Vice Chairman and CFO added, “Consistent cash flow allowed us to continue down the path of deleveraging and refinancing our senior notes, which has not only reduced our funding costs, but also leaves us in the position of having no maturities for six years. The company’s balance sheet has never been in better shape.”

Servicing

The Servicing segment is focused on providing a best-in-class home loan experience for our 3.5 million customers while simultaneously strengthening asset performance for investors. In the fourth quarter, Servicing recorded pretax loss of $29 million, reflecting $6 million in mark-to-market. The total servicing portfolio ended the quarter at $626 billion UPB. Servicing generated pretax operating loss, excluding the full mark and accounting items, of $21 million, equivalent to a servicing margin of negative 1.4 bps. At quarter end, the carrying value of the MSR was $2.7 billion, equivalent to 100 bps of MSR UPB and original cost basis of 86 bps.

	Quarter Ended
($ in millions)	Q3'20		Q4'20
	$	BPS	$	BPS
Operational revenue	$273	18.5	$326	21.4
Amortization, net of accretion	(112)	(7.6)	(130)	(8.5)
Mark-to-market	(29)	(2.0)	(6)	(0.4)
Total revenues	132	8.9	190	12.5
Total expenses	(99)	(6.7)	(169)	(11.1)
Total other expenses, net	(65)	(4.4)	(50)	(3.3)
Loss before taxes	(32)	(2.2)	(29)	(1.9)
Mark-to-market	29	2.0	6	0.4
Accounting items	1	0.1	2	0.1
Pretax operating loss excluding mark-to-market and accounting items	$(2)	(0.1)	$(21)	(1.4)

	Quarter Ended
	Q3'20		Q4'20
Ending UPB ($B)	$588		$626
Average UPB ($B)	$591		$608
60+ day delinquency rate at period end	5.9%		5.8%
Annualized CPR	30.1%		33.1%
Modifications and workouts	23,725		25,525

Originations

The Originations segment focuses on creating servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans in the direct-to-consumer channel. Originations earned pretax income of $435 million.

Mr. Cooper funded 85,452 loans in the fourth quarter, totaling approximately $24.5 billion UPB, which was comprised of $10.9 billion in direct-to-consumer and $13.6 billion in correspondent. Funded volume increased 57% quarter-over-quarter.

	Quarter Ended
($ in millions)	Q3'20	Q4'20
Income before taxes	$438	$435

	Quarter Ended
($ in millions)	Q3'20	Q4'20
Total pull through adjusted volume	$19,794	$23,706
Funded volume	$15,598	$24,526
Refinance recapture percentage	31%	35%
Recapture percentage	25%	29%
Purchase volume as a percentage of funded volume	16%	18%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services for Mr. Cooper and third-party clients. The Xome segment recorded pretax income of $10 million and pretax operating income of $18 million in the fourth quarter, which excluded intangible amortization and accounting items related to business shutdown costs and severance.

	Quarter Ended
($ in millions)	Q3'20	Q4'20
Income before taxes	$15	$10
Accounting items / other	—	6
Intangible amortization	3	2
Pretax operating income excluding accounting items and intangible amortization	$18	$18

	Quarter Ended
	Q3'20	Q4'20
Exchange property sold	860	777
Average Exchange property listings	15,067	15,132
Title Completed Orders	223,497	205,718
Solution Completed Orders	635,059	709,121
Percentage of revenue earned from third-party customers	50%	47%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on February 23, 2021 at 10:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 4794750 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investor section of www.mrcoopergroup.com. A replay will also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 4794750 to access the replay. The replay will be accessible through March 10, 2021 at 1:00 P.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; borrower forbearance rates and availability of financing. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2020	Three Months Ended December 31, 2020
Revenues:
Service related, net, excluding mark-to-market	$256	$243
Mark-to-market	(29)	(6)
Net gain on mortgage loans held for sale	645	716
Total revenues	872	953
Total expenses:	431	537
Other expense, net:
Interest income	56	84
Interest expense	(165)	(168)
Other expense, net	(51)	(85)
Total other expense, net	(160)	(169)
Income before income tax expense	281	247
Income tax expense	67	56
Net income	214	191
Net income attributable to non-controlling interest	5	—
Net income attributable to Mr. Cooper Group	209	191
Undistributed earnings attributable to participating stockholders	2	2
Net income attributable to common stockholders	$207	$189

Net income per share attributable to common stockholders:
Basic	$2.26	$2.10
Diluted	$2.18	$2.00
Weighted average shares of common stock outstanding (in millions):
Basic	91.7	90.2
Diluted	95.1	94.7

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	September 30, 2020	December 31, 2020
Assets
Cash and cash equivalents	$946	$695
Restricted cash	229	218
Mortgage servicing rights	2,669	2,708
Advances and other receivables, net	745	940
Reverse mortgage interests, net	5,460	5,253
Mortgage loans held for sale at fair value	3,817	5,720
Property and equipment, net	114	116
Deferred tax assets, net	1,344	1,340
Other assets	6,431	7,175
Total assets	$21,755	$24,165

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$2,167	$2,074
Advance and warehouse facilities, net	4,851	6,763
Payables and other liabilities	6,590	7,392
MSR related liabilities - nonrecourse at fair value	1,091	967
Mortgage servicing liabilities	44	41
Other nonrecourse debt, net	4,671	4,424
Total liabilities	19,414	21,661
Total stockholders' equity	2,341	2,504
Total liabilities and stockholders' equity	$21,755	$24,165

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended September 30, 2020
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$92	$27	$108	$—	$227
Net gain on mortgage loans held for sale	40	605	—	—	645
Total revenues	132	632	108	—	872
Total expenses	99	195	94	43	431
Other (expense) income, net:
Interest income	40	16	—	—	56
Interest expense	(105)	(15)	—	(45)	(165)
Other income (expense), net	—	—	1	(52)	(51)
Total other (expense) income, net	(65)	1	1	(97)	(160)
Pretax (loss) income	$(32)	$438	$15	$(140)	$281
Income tax expense					67
Net income					214
Net income attributable to noncontrolling interests					5
Net income attributable to common stockholders of Mr. Cooper Group					209
Undistributed earnings attributable to participating stockholders					2
Net income attributable to common stockholders					$207
Net income per share
Basic					$2.26
Diluted					$2.18

Non-GAAP Reconciliation:
Pretax (loss) income	$(32)	$438	$15	$(140)	$281
Mark-to-market	29	—	—	—	29
Accounting items / other	1	—	—	53	54
Intangible amortization	—	—	3	6	9
Pretax income (loss), net of notable items	(2)	438	18	(81)	373
Fair value amortization (1)	(25)	—	—	—	(25)
Pretax operating (loss) income	$(27)	$438	$18	$(81)	$348
Income tax expense					(84)
Operating income					$264
ROTCE					50.9%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Three Months Ended December 31, 2020
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$87	$37	$113	$—	$237
Net gain on mortgage loans held for sale	103	613	—	—	716
Total revenues	190	650	113	—	953
Total expenses	169	218	104	46	537
Other (expense) income, net:
Interest income	57	26	—	1	84
Interest expense	(107)	(23)	—	(38)	(168)
Other income (expense), net	—	—	1	(86)	(85)
Total other (expense) income, net	(50)	3	1	(123)	(169)
Pretax (loss) income	$(29)	$435	$10	$(169)	$247
Income tax expense					56
Net income					191
Net income attributable to noncontrolling interests					—
Net income attributable to common stockholders of Mr. Cooper Group					191
Undistributed earnings attributable to participating stockholders					2
Net income attributable to common stockholders					$189
Net income per share
Basic					$2.10
Diluted					$2.00

Non-GAAP Reconciliation:
Pretax (loss) income	$(29)	$435	$10	$(169)	$247
Mark-to-market	6	—	—	—	6
Accounting items / other	2	—	6	87	95
Intangible amortization	—	—	2	5	7
Pretax (loss) income, net of notable items	(21)	435	18	(77)	355
Fair value amortization (1)	(26)	—	—	—	(26)
Pretax operating (loss) income	$(47)	$435	$18	$(77)	$329
Income tax expense					(80)
Operating income					$249
ROTCE					44.1%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Year Ended December 31, 2020
	Servicing	Originations	Xome	Corporate/ Other	Consolidated

Service related, net	$(115)	$105	$433	$—	$423
Net gain on mortgage loans held for sale	222	2,088	—	—	2,310
Total revenues	107	2,193	433	—	2,733
Total expenses	539	746	389	157	1,831
Other (expense) income, net:
Interest income	237	95	—	2	334
Interest expense	(442)	(78)	—	(182)	(702)
Other income (expense), net	—	—	4	(139)	(135)
Total other (expense) income, net	(205)	17	4	(319)	(503)
Pretax (loss) income	$(637)	$1,464	$48	$(476)	$399
Income tax expense					92
Net income					307
Net income attributable to noncontrolling interests					2
Net income attributable to common stockholders of Mr. Cooper Group					305
Undistributed earnings attributable to participating stockholders					3
Net income attributable to common stockholders					$302
Net income per share
Basic					$3.31
Diluted					$3.20

Non-GAAP Reconciliation:
Pretax (loss) income	$(637)	$1,464	$48	$(476)	$399
Mark-to-market	679	—	—	—	679
Accounting items / other	7	1	6	140	154
Intangible amortization	—	—	8	24	32
Pretax income (loss), net of notable items	49	1,465	62	(312)	1,264
Fair value amortization (1)	(110)	—	—	—	(110)
Pretax operating (loss) income	$(61)	$1,465	$62	$(312)	$1,154
Income tax expense					(279)
Operating income					$875
ROTCE					42.5%
(1) Amount represents additional amortization required under the fair value amortization method over the cost amortization method.

Contacts

Investor Contact:
Kenneth Posner, SVP Strategic Planning and Investor Relations
(469) 426-3633
Shareholders@mrcooper.com

Media Contact:
Christen Reyenga, VP Corporate Communications
MediaRelations@mrcooper.com